Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412-227-2001 www.koppers.com

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412-227-2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Third Quarter 2009 Results

Third quarter 2009 sales of $290 million on par with second quarter sales

Third quarter sales for Carbon Materials & Chemicals increased 8% from second quarter

Third quarter EPS increases 40% to $0.80 over second quarter after benefit of reduced tax rate

Cash on hand increases to $131 million

PITTSBURGH, November 5, 2009 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2009 third quarter.

Consolidated sales for the third quarter of 2009 were similar to the second quarter. Sales for Carbon Materials and Chemicals (CM&C) continued to strengthen and increased by 8% or $12.2 million over second quarter sales. This increase was offset by anticipated lower sales in Railroad and Utility Products (R&UP), which decreased 11 percent, or $14.0 million. The increase in sales in CM&C was due to higher volumes for carbon black feedstocks, carbon black, and refined tars, partially offset by lower volumes for carbon pitch, creosote and phthalic anhydride. R&UP sales were lower in the third quarter compared to the second quarter due primarily to lower sales of untreated crossties as strong buying patterns experienced earlier in 2009 moderated to normalized annual levels.

Net income attributable to Koppers for the quarter ended September 30, 2009, was $16.4 million or $0.80 per share as compared to $11.7 million or $0.57 per share in the second quarter of 2009, due primarily to a reduction in the effective tax rate for the third quarter. The change in the effective tax rate was due to the company’s decision to reinvest cash in its European business rather than assume the tax consequences of repatriation. Adjusted net income and adjusted diluted earnings per share amounted to $16.6 million and $0.81 per share for the three months ended September 30, 2009, compared to $11.8 million and $0.57 per share in the second quarter after excluding after-tax charges of $0.2 million for a plant outage in the third quarter of 2009. The impact on earnings per share of changing the effective tax rate in the third quarter compared to the second quarter of 2009 was a benefit of $0.18 per share. A reconciliation of net income to adjusted net income is attached to this press release.

Adjusted EBITDA for the quarter ended September 30, 2009, was $39.4 million, the same as in the second quarter of 2009, after excluding $0.4 million of charges in the third quarter of 2009 for a mechanical failure and plant outage in China. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Page 2 – Koppers Reports Third Quarter 2009 Results

Cash flows from operations for the three months ended September 30, 2009, amounted to $29.8 million compared to $41.2 million in the second quarter of 2009, as working capital needs stabilized after reductions were achieved in the first half of the year. Cash flow continues to benefit from various cash flow initiatives implemented by the company to mitigate the impact of lower earnings on the company’s balance sheet and liquidity.

Redemption of Senior Secured Notes

On September 15, 2009, the company called the remaining outstanding $185.8 million face amount of the 9 7/8% Senior Secured Notes due 2013 (Senior Secured Notes) at 103.292%. The call was completed on October 15, 2009, and included a call premium of approximately $6 million and the write-off of deferred financing charges of approximately $3 million. The redemption of the Senior Secured Notes was financed by borrowing on the existing and previously undrawn $300 million secured revolving credit facility which matures on October 31, 2012. Based on current interest rates, the company estimates that it will save approximately $12 million annually as a result of the redemption.

Commenting on the quarter, President and CEO Walter W. Turner said, “While we would like to see the global economy recover more quickly, we are pleased that our cash flows and balance sheet position continue to be strong as a result of our cost-cutting initiatives. In the Carbon Materials and Chemicals business, we have seen increased stability in our aluminum end market and also some signs of improvement particularly as it relates to demand for naphthalene and carbon black feedstocks in Asian and Middle Eastern markets. Additionally, we have seen increases in global coke production and coal tar availability. As outlined previously, we have taken steps to reduce costs, optimize our production facilities and emphasize cash flows in response to the current environment. We were pleased to see the positive impacts of these efforts continue in the third quarter allowing us to maintain our profitability and increase cash on hand to $131 million from $110 million at June 30. Our cash position going forward will be further enhanced by the reduction in interest expense as a result of the completion of our bond call on our 9 7/8% Senior Secured Notes due 2013 that was completed on October 15. The benefits of our lower cost structure and solid balance sheet should put us in a strong position to take advantage of market opportunities that present themselves during this downturn and will further enhance our position when end markets return to more normalized levels.”

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, November 5, 2009, beginning at 11:00 a.m. EST to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (877) 941 9205 in the US/Canada or +1 (480) 629 9835 for International, Conference ID number 4170683. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4170683. The recording will be available for replay through November 19, 2009.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=2482041. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

Page 3 – Koppers Reports Third Quarter 2009 Results

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through November 19, 2009.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP”. For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Attachments

Page 4 – Koppers Reports Third Quarter 2009 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net sales	$289.8	$369.4	$854.1	$1,075.9
Cost of sales (excluding items below)	237.5	295.2	709.9	877.0
Depreciation and amortization	6.1	6.4	18.4	19.7
Selling, general and administrative expenses	13.0	16.1	40.9	49.6

Operating profit	33.2	51.7	84.9	129.6
Other loss	(0.3)	(0.2)	(0.5)	(0.5)
Interest expense	10.0	10.8	30.2	32.3

Income before income taxes	22.9	40.7	54.2	96.8
Income taxes	5.8	15.5	19.7	36.1

Income from continuing operations	17.1	25.2	34.5	60.7
Income (loss) from discontinued operations, net of tax	—	0.9	(0.3)	3.9

Net income	17.1	26.1	34.2	64.6
Net income attributable to noncontrolling interests	0.7	0.6	2.0	1.6

Net income attributable to Koppers	$16.4	$25.5	$32.2	$63.0

Earnings per common share:
Basic-
Continuing operations	$0.80	$1.21	$1.59	$2.85
Discontinued operations	—	0.04	(0.01)	0.19

Earnings per basic common share	$0.80	$1.25	$1.58	$3.04

Diluted-
Continuing operations	$0.80	$1.20	$1.58	$2.84
Discontinued operations	—	0.04	(0.01)	0.19

Earnings per diluted common share	$0.80	$1.24	$1.57	$3.03

Weighted average shares outstanding (in thousands):
Basic	20,454	20,535	20,443	20,735
Diluted	20,584	20,617	20,532	20,812
Dividends declared per common share	$0.22	$0.22	$0.66	$0.66

Page 5 – Koppers Reports Third Quarter 2009 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three months ended
	September 30,	June 30,
	(Unaudited)
	2009	2009
Net sales	$289.8	$291.6
Cost of sales (excluding items below)	237.5	238.5
Depreciation and amortization	6.1	6.3
Selling, general and administrative expenses	13.0	13.5

Operating profit	33.2	33.3
Other loss	(0.3)	(0.2)
Interest expense	10.0	10.0

Income before income taxes	22.9	23.1
Income taxes	5.8	10.5

Income from continuing operations	17.1	12.6
Income (loss) from discontinued operations, net of tax	—	(0.1)

Net income	17.1	12.5
Net income attributable to noncontrolling interests	0.7	0.8

Net income attributable to Koppers	$16.4	$11.7

Earnings per common share:
Basic-	$0.80	$0.57
Diluted-	$0.80	$0.57
Weighted average shares outstanding (in thousands):
Basic	20,454	20,445
Diluted	20,584	20,542
Dividends declared per common share	$0.22	$0.22

Page 6 – Koppers Reports Third Quarter 2009 Results

Koppers Holdings Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	September 30, 2009 (Unaudited)	December 31, 2008
Assets
Cash and cash equivalents	$130.9	$63.1
Short-term investments	4.5	1.7
Restricted cash	—	4.2
Accounts receivable, net of allowance of $0.4 and $0.5	121.2	112.1
Inventories, net	163.4	171.8
Deferred tax assets	2.6	2.6
Other current assets	15.4	16.9

Total current assets	438.0	372.4
Equity in non-consolidated investments	5.3	6.0
Property, plant and equipment, net	144.9	144.8
Goodwill	62.2	58.4
Deferred tax assets	59.9	56.0
Other assets	19.2	23.5

Total assets	$729.5	$661.1

Liabilities
Accounts payable	$78.8	$82.1
Accrued liabilities	71.3	61.8
Dividends payable	4.5	4.5
Short-term debt and current portion of long-term debt	187.7	0.2

Total current liabilities	342.3	148.6
Long-term debt	200.8	374.7
Other long-term liabilities	114.0	111.8

Total liabilities	657.1	635.1
Commitments and contingencies
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,124,212 and 21,097,443 shares issued	0.2	0.2
Additional paid-in capital	127.2	126.6
Retained deficit	(19.3)	(37.8)
Accumulated other comprehensive loss	(22.5)	(47.4)
Treasury stock, at cost; 669,340 and 668,716 shares	(23.6)	(23.6)

Total Koppers stockholders’ equity	62.0	18.0

Noncontrolling interests	10.4	8.0

Total equity	$72.4	$26.0

Total liabilities and equity	$729.5	$661.1

Page 7 – Koppers Reports Third Quarter 2009 Results

Koppers Holdings Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(Unaudited)	(Unaudited)
Cash provided by (used in) operating activities:
Net income	$34.2	$64.6
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	19.9	20.8
Loss on disposal of fixed assets	0.7	0.1
Deferred income taxes	(4.9)	8.2
Equity income, net of dividends received	1.4	0.7
Change in other liabilities	9.2	(0.9)
Non-cash interest expense	14.0	12.7
Stock-based compensation	1.7	2.8
Other	0.4	3.2
(Increase) decrease in working capital:
Accounts receivable	(1.5)	(24.1)
Inventories	19.5	(16.7)
Accounts payable	(5.2)	(14.1)
Accrued liabilities and other working capital	3.2	1.0

Net cash provided by operating activities	$92.6	$58.3

Cash provided by (used in) investing activities:
Capital expenditures	$(11.2)	$(26.5)
Net cash proceeds from divestitures and asset sales	(1.1)	0.3

Net cash used in investing activities	$(12.3)	$(26.2)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$—	$201.3
Repayments of revolving credit	—	(195.5)
Repayments of long-term debt	(0.1)	(9.0)
Repurchases of common stock	—	(19.9)
Dividends paid	(13.5)	(12.7)

Net cash used in financing activities	$(13.6)	$(35.8)

Effect of exchange rates on cash	1.1	0.1

Net increase (decrease) in cash and cash equivalents	$67.8	$(3.6)

Add: Cash of assets held for sale at beginning of year	—	0.6
Less: Cash of assets held for sale at end of period	—	(1.3)

Cash and cash equivalents at beginning of year	63.1	16.9

Cash and cash equivalents at end of period	$130.9	$12.6

Page 8 – Koppers Reports Third Quarter 2009 Results

Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$173.1	$245.0	$479.5	$718.4
Railroad & Utility Products	116.7	124.4	374.6	357.5

Total	$289.8	$369.4	$854.1	$1,075.9
Operating profit:
Carbon Materials & Chemicals	$23.8	$44.5	$50.2	$106.8
Railroad & Utility Products	10.0	7.3	36.4	24.5
Corporate	(0.6)	(0.1)	(1.7)	(1.7)

Total	$33.2	$51.7	$84.9	$129.6

Operating margin:
Carbon Materials & Chemicals	13.7%	18.2%	10.5%	14.9%
Railroad & Utility Products	8.6%	5.9%	9.7%	6.8%

Total	11.5%	14.0%	9.9%	12.0%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$23.8	$44.5	$50.2	$106.8
Railroad & Utility Products	10.0	7.3	36.8	25.9
All Other	(0.6)	(0.1)	(1.7)	(1.7)

Total	$33.2	$51.7	$85.3	$131.0
Adjusted operating margin:
Carbon Materials & Chemicals	13.7%	18.2%	10.5%	14.9%
Railroad & Utility Products	8.6%	5.9%	9.8%	7.2%

Total	11.5%	14.0%	10.0%	12.2%

(1)	Cost of sales for Railroad & Utility Products for the nine months ended September 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the nine months ended September 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page 9 – Koppers Reports Third Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income attributable to Koppers	$16.4	$25.5	$32.2	$63.0

Charges impacting pre-tax income (1)
Green Spring boiler	—	—	—	1.4
Co-generation plant outage	—	—	0.4	—
TKK (China) plant outage	0.4	—	0.4	—
Charges impacting net income, net of tax benefit at 39%	0.2	—	0.5	0.9

Adjusted net income including discontinued operations	$16.6	$25.5	$33.5	$63.9

Discontinued operations	—	(0.9)	0.3	(3.9)

Adjusted net income	$16.6	$24.6	$33.8	$60.0

(1)	Equity income for the three and nine months ended September 30, 2009 includes $0.4 million for an equipment failure and plant outage at the Company’s 30%-owned joint venture in China, Tangshan Koppers Kailuan Carbon Chemical Company Limited (“TKK”). Cost of sales for Railroad & Utility Products for the nine months ended September 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the nine months ended September 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.

Page 10 – Koppers Reports Third Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF DILUTED EARNINGS PER SHARE AND ADJUSTED DILUTED EARNINGS

PER SHARE

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income attributable to Koppers	$16.4	$25.5	$32.2	$63.0

Adjusted net income including discontinued operations (from above)	$16.6	$25.5	$33.5	$63.9

Adjusted net income (from above)	$16.6	$24.6	$33.8	$60.0

Denominator for diluted earnings per share (000s)	20,584	20,617	20,532	20,812

Earnings per share:
Diluted earnings per share	$0.80	$1.24	$1.57	$3.03
Adjusted diluted earnings per share including discontinued operations	$0.81	$1.24	$1.63	$3.07
Adjusted diluted earnings per share	$0.81	$1.19	$1.65	$2.88

Page 11 – Koppers Reports Third Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income	$17.1	$26.1	$34.2	$64.6
Interest expense	10.0	10.8	30.2	32.3
Depreciation and amortization	6.1	6.4	18.4	19.7
Income tax provision	5.8	15.5	19.7	36.1
Discontinued operations	—	(0.9)	0.3	(3.9)

EBITDA with noncontrolling interests	39.0	57.9	102.8	148.8

Unusual items impacting net income (1)
Green Spring boiler	—	—	—	1.4
Co-generation plant outage	—	—	0.4	—
TKK (China) plant outage	0.4	—	0.4	—

Adjusted EBITDA with noncontrolling interests	$39.4	$57.9	$103.6	$150.2

(1)	Equity income for the three and nine months ended September 30, 2009 includes $0.4 million for an equipment failure and plant outage at TKK. Cost of sales for Railroad & Utility Products for the nine months ended September 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the nine months ended September 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.